Exhibit 99.1

For release:  October 26, 2010

Contact:  Gerald Coggin, Sr. V.P. Investor Relations

Phone:  (615) 890-2020

NHC Announces Renewal of $75 Million Credit Line

Murfreesboro, Tennessee - National HealthCare Corporation (NYSE Amex:  NHC, NHC.PRA), one of the nation’s leading operators of long-term health care and assisted living facilities, announced today that it has renewed its $75 million line of credit with Bank of America for an additional year.

Robert Adams, CEO, stated: “With the renewal of our credit arrangement with Bank of America, we continue to have access to ample financial resources to develop growth opportunities not only in the long-term and home healthcare areas but in all areas of senior care.”

Forward-Looking Statements

 This press release contains “forward-looking statement” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release are forward-looking statements.  All forward-looking statements speak only as of the date of this press release.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of NHC and its respective affiliates to be materially different from any future results, performance, achievements, and transactions.  Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission.  The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About NHC

NHC affiliates operate for themselves and third parties 77 long-term health care centers with 9,742 beds.  NHC affiliates also operate 36 homecare programs, seven independent living centers and 16 assisted living communities.  NHC’s other services include Alzheimer’s units, long-term care pharmacies, hospice, a rehabilitation services company, and providing management and accounting services to third parties. Other information about the company can be found on our web site at www.NHCcare.com.